UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

On November 29, 2022, our acquisition target Russell Associates, which is a under non-binding letter of intent (“LOI”), demonstrated their online training and compliance platform to us and our advisors through a two-hour ZOOM video call. The demo can be found at:

https://us02web.zoom.us/rec/share/yeF4oQEhsoAtjlBbIdQthYPYxyHWkEeK0pSu2Xe-PZN_uhIwDo3XWOO9IhmAdx1J.9c

jonY0t9G1bJjK7?iet=K1ZpoFWzb5Q-VdTgowgDUNo9s_ZFErkcfSdFvf5LNiY.AG.2fDiPzuSQVXMpz34ZCCeDrKZpyiPOv

O03Q4eB4Wv-HAhwz-3qQ7A8U1ojgPsIkMfAxVSULvjXg8_80fANyYalzFQEwVNb5LkY6QHICWGhbmuZWUbp5azpFJII

BcMCImaORLexrWjSpoYBgIl8czBSByW.JzF8jVBNAZXbc4JuWCYIOA.bcEvYUW9z1gOT9oc

Passcode: jgK&7#$9

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

The following information has been disclosed by our acquisition target, Russell Associates, to customers, consultants, and investors regarding its intRAtrain products and services which target a large, growing total addressable market spanning multiple verticals including agriculture, food delivery, food service, manufacturing, education, and many other domains that require compliance, verification, training, audit, and documentation:

intRAtrain Products & Services Introduction:

intRAtrain by Russell Associates (http://www.intratrain.com/) has been providing results-oriented training, sales, and marketing solutions to businesses in the retail agriculture and manufacturing industries, for over 40 years. Our solutions are designed to educate and influence your target audience (s), drive behaviors that improve sales, increase margins, improve productivity, and lower cost. intRAtrain continues to innovate and find techniques for engaging and educating our customer’s target audiences with the content we create with the objective of building brand knowledge and value and influencing their decisions.

intRAtrain Custom (http://www.intratrain.com/products/custom) is deliverable as stand-alone online training, facilitator-led blended learning, mobile learning, or a combination of methods. It is designed to actively engage all the senses in the learning process. When more of the senses are engaged, information is absorbed more rapidly. Thus, audio, text, video, graphics, and animation are applied appropriately. Using this approach, combined with modern learning strategies of education and interactive tutorial and testing, can result in training in half the time of traditional instructor-led or text-based programs while retention is increased by 75% or more. Also see http://www.intratrain.com/CustomDesign.html

ProdCast Videos (http://www.intratrain.com/services/sales-tools/overview) are effective when used on web sites and on You Tube as product e-detailers, soft marketing, via email as eBlasts and as an introduction or follow up to a sales call. ProdCast videos are used in presenting processes, key product and services features, advantages and benefits that mirror the buying process. You can host the files on your web site, using a link to open the video. Notice the effective use of multiple media, graphics and animations, images, videos, charts, and graphs.

Sales Tools (http://www.intratrain.com/services/sales-tools) are aids that help standardize and ensure the correct use, recommendations, and outcomes for technical and complex processes. That means to explain complex information or demonstrate difficult processes, Russell Associates can develop the tools to “make the complicated seem simple”. To accomplish this, Russell Associates will design and program computerized analysis programs, create graphics or animation to demonstrate processes, write detailed guides or instructions, produce multimedia interactive presentations, or other tools.

intRAtrain LMS and Hosting Solutions (http://www.intratrain.com/LandingPages/LMSInfo.html): At intRAtrain, we can make the solution work to meet your needs, as unique as they may be. intRAtrain LMS (https://www.youtube.com/watch?v=qkWyXFtf5_A) can meet your training management needs and deliver and manage training of all types of training - SCORM, Videos, PowerPoints, PDFs, documents, URL locations (YouTube, etc.), and more.

intRAtrain LMS Landing Pages (http://www.intratrain.com/LandingPages/LMSInfo.html) are used to create a secure or unsecure access to educational resources; track and document participation, testing (if needed) and engagement. Each solution is custom created to meet your objectives.

intRAtrain Safety (http://www.intratrain.com/products/safety/overview): Workers in manufacturing and agricultural jobs face unique daily safety challenges. When working in any job, the employer and the employee must recognize the unique factors that may cause safety and risk issues. But they also must remember safety risk mitigation starts with education. intRAtrain is here to help you provide your employees with the training they need to remain safe on the job. Our library of safety courses (https://www.youtube.com/watch?v=q9OE8sN0Oc0) is ready to support your needs today and in the future.

Training Products and Services Demo

http://source.intratrain.com/RussellAssociates/SampleDemos/PositioningProducts/story.html

http://source.intratrain.com/RussellAssociates/SampleDemos/Technical/story.html

http://source.intratrain.com/RussellAssociates/SampleDemos/SoftSkills/story.html

http://source.intratrain.com/RussellAssociates/SampleDemos/Compliance/story.html

http://source.intratrain.com/RussellAssociates/SampleDemos/Full/story_html5.html

Safety Management System (https://talent.intratrain.com/Downloads/SMS_Sell.pdf): Are you striving to have a safer workplace? Looking for tools and resources to help prevent and reduce workplace accidents and incidents? Many tools are available, including training modules, inspection documents, and safety data sheets, all designed to improve safety, but they only address part of the safety needs. Implementing a safety management system (SMS) can help coordinate the resources related to safety while leading to a safe workplace.

InspectiTRAC (http://www.inspectitrac.com/): Mobile solutions are saving companies time, resources, and money and are helping them keep their competitive advantage. Advanced mobile inspection systems are becoming more common as companies are refining processes in an effort to retain an edge in a highly competitive environment. We have developed inspectiTRAC with the features and functionality desired by both the person completing the inspection/audit/observation and by those who are responsible for managing and responding to the results of the data.

Besides the above information, customers can view a short informational video (http://www.inspectitrac.com/Overview/#vid) on the Company’s website to learn more about inspectiTRAC. Customers will find that applying the use of a mobile solution to their current inspections, audits and observations practices will be beneficial. This is an interactive demo simulation that allows them to experience inspectiTRAC Data Collector as if they were using the tablet software in their facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: December 2, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer